As filed with the Securities and Exchange Commission on July 1, 2008

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Florida Public Utilities Company

(Exact Name Of Registrant As Specified In Its Charter)

Florida			59-0539080
(State or other jurisdiction of incorporation or organization)	401 South Dixie Highway West Palm Beach, Florida	33401	(I.R.S. Employer Identification No.)
	(Address of Principal Executive Offices)	(Zip Code)

Florida Public Utilities Company Employee Stock Purchase Plan

(Full Title of the Plan)

George M. Bachman

Chief Financial Officer

Florida Public Utilities Company

401 South Dixie Highway, West Palm Beach, Florida 33401

(561) 832-2461

(Name and address of Agent For Service)

Please send copies of communications to:

LaDawn Naegle, Esq.

Bryan Cave LLP

700 Thirteenth Street, N.W.

Washington, DC 20005

(202) 508-6046

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $1.50 par value per share	120,000(2)	$11.78	$1,413,600	$55.55

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low prices of Registrant’s Common Stock on the American Stock Exchange on June 27, 2008.

(2)

Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution resulting from stock dividends, stock splits, recapitalizations or other similar transactions.

2

Introductory Statement

Florida Public Utilities Company (the “Company”) files this Registration Statement on Form S-8 to register an additional 120,000 shares of the Company’s Common Stock, par value $1.50 per share, for issuance under the Company’s Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED TO BE IN THE

SECTION 10(A) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the year ended December 31, 2007;
(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;
(c)

Current Report on Form 8-K filed June 9, 2008; Current Report on Form 8-K filed May 12, 2008; Current Report on Form 8-K filed May 6, 2008; Current Report on Form 8-K filed March 21, 2008; and Current Report on Form 8-K filed March 19, 2008; and

(d)

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-2 for the Company’s Common Stock, $1.50 par value, dated June 19, 1992, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or other applicable Item shall not be incorporated by reference herein.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

The Common Stock of the Company is registered under Section 12(b) of the Exchange Act and, accordingly, no description is provided hereunder.

Item 5.	Interests of Named Experts and Counsel

None.

Item 6.	Indemnification of Directors and Officers

The Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, provided certain standards are met, including that such officer or director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including the appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and provided further that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless, and only to the extent that, a court of competent jurisdiction determines upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity.

To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Article 29 of the Company’s amended By-laws provides that the Company will indemnify any director or officer or former director or officer to the extent legally permissible.

The Company has in effect a directors and officers liability insurance policy providing insurance for the directors and officers of the Company against certain liabilities asserted against them or incurred by them, including liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company pays the entire premium of this policy.

Item 7.	Exemption From Registration Claimed

Not Applicable.

Item 8.	Exhibits
Exhibit Number	Description

4(a)	Indenture of Mortgage and Deed of Trust of the Company dated as of September 1, 1942 (incorporated herein by reference to Exhibit 7-A to Registration No. 2-6087).

4(b)

Fourteenth Supplemental Indenture dated September 1, 2001 (incorporated herein by reference to Exhibit 4(b) to the Company’s annual report on Form 10-K for the year ended December 31, 2001 (File No. 001-10608)).

4(c)

Fifteenth Supplemental Indenture dated November 1, 2001 (incorporated herein by reference to Exhibit 4(c) to the Company’s annual report on Form 10-K for the year ended December 31, 2001(File No. 001-10608)).

5.1	Opinion of Greenberg Traurig PA

23.1	Consent of Greenberg Traurig PA (included in Exhibit 5)

23.2	Consent of BDO Seidman, LLP.

24	Power of Attorney (set forth on signature page hereto).

Item 9.	Undertakings
(a)	The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida on the 1st day of July, 2008.

Florida Public Utilities Company

By:	/s/ John T. English
John T. English
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the persons whose signature appears below hereby constitutes and appoints John T. English and George Bachman, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 with respect to the Florida Public Utilities Company Employee Stock Purchase Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John T. English	Chairman of the Board, President, Chief Executive Officer and	July 1, 2008
John T. English	Director (Principal Executive Officer)

/s/ George M. Bachman	Chief Financial Officer (Principal Financial Office and Principal	July 1, 2008
George M. Bachman	Accounting Officer)

/s/ Ellen Terry Benoit	Director	July 1, 2008
Ellen Terry Benoit

/s/ Richard C. Hitchins	Director	July 1, 2008
Richard C. Hitchins

/s/ Dennis S. Hudson III	Director	July 1, 2008
Dennis S. Hudson III

/s/ Paul L. Maddock, Jr.	Director	July 1, 2008
Paul L. Maddock, Jr.

/s/ Troy W. Maschmeyer, Jr.	Director	July 1, 2008
Troy W. Maschmeyer, Jr.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Greenberg Traurig PA

23.2	Consent of BDO Seidman, LLP.